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                                                          Exhibit (24)




July 25, 1997

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
Dearborn, MI 48126

CMS Energy Corporation (the "Corporation") proposes to file a registration statement with the Securities and Exchange Commission with respect to the issuance of 2,000,000 additional shares of the Corporation's Common Stock, $.01 par value, from time to time, pursuant to the provisions of the Performance Incentive Stock Plan of the Corporation.

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission a registration statement and/or any appropriate amendment or amendments thereto, and other necessary documents required to be filed with the Securities and Exchange Commission.




/s/ William T. McCormick, Jr.                /s/ Michael G. Morris
_________________________________       _______________________________
    William T. McCormick, Jr.                    Michael G. Morris


                                             /s/ W. U. Parfet
__________________________________      _______________________________
        John M. Deutch                           W. U. Parfet


    /s/ James J. Duderstadt                  /s/ Percy A. Pierre
__________________________________      ________________________________
        James J. Duderstadt                      Percy A. Pierre


      /s/ K. R. Flaherty
_________________________________       ________________________________
        K. R. Flaherty                           Kenneth Whipple


    /s/ Victor J. Fryling                   /s/ John B. Yasinsky
_________________________________       ________________________________
        Victor J. Fryling                        John B. Yasinsky


      /s/ Earl D. Holton
_________________________________
          Earl D. Holton
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Extract from minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held July 25, 1997.

                               - - - - - - -

Proposed Issue of Securities -
Performance Incentive Stock Plan

         In order to provide for the distribution and/or sale of additional shares of common stock of the Corporation pursuant to the provisions of the Corporation's Performance Incentive Stock Plan (the "Plan"), it is appropriate to file a registration statement with the Securities and Exchange Commission and list such additional shares on The New York Stock Exchange. Such registration statement will register 2,000,000 additional shares of Common Stock, $.01 par value, as provided in the Plan. Participants may also be able to reoffer or resell such shares pursuant to the registration statement.

         Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                   RESOLVED: That the Board hereby approves and authorizes the issue and sale of not more than 2,000,000 additional shares of Common Stock, $.01 par value, of the Corporation, from time to time, for purposes of the Plan, as the officers of the Corporation deem appropriate and as counsel may advise; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized, in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a registration statement with respect to the sale of not more than 2,000,000 shares of Common Stock, $.01 par value, of the Corporation as provided in the Plan, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to the New York Stock Exchange (the "Exchange") for the listing on such Exchange, upon notice of issuance, of not more than 2,000,000 additional shares of Common Stock, $.01 par value, of the Corporation; that Messrs. Alan M. Wright, and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with application for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, not more than 2,000,000 additional shares of the Common Stock, $.01 par value, of the Corporation for purposes of the Plan; and

                   RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, in the name and on behalf of the Corporation, to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all of the foregoing resolutions.

                               - - - - - - -

I, Thomas A. McNish, Secretary of CMS Energy Corporation, certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly called and held on July 25, 1997, at which a quorum was in attendance and voting throughout and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 25th day of July 1997.




                                                 /s/ Thomas A. McNish
                                                 ________________________
                                                 Thomas A. McNish
                                                 Secretary



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